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                                                                   EXHIBIT 4.I.1

                         GULFTERRA ENERGY PARTNERS, L.P.
                      GULFTERRA ENERGY FINANCE CORPORATION,
                                   AS ISSUERS

                         THE SUBSIDIARIES NAMED HEREIN,
                            AS SUBSIDIARY GUARANTORS

                                       AND

                              JPMORGAN CHASE BANK,

                                   as Trustee
                         -------------------------------

                             SUPPLEMENTAL INDENTURE

                           Dated as of August 17, 2004

                                       to

                                    Indenture

                          Dated as of November 27, 2002

               10-5/8% Series A Senior Subordinated Notes due 2012

               10-5/8% Series B Senior Subordinated Notes due 2012

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      THIS SUPPLEMENTAL INDENTURE, dated as of August 17, 2004, is by and among
GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), GulfTerra Energy Finance Corporation, a Delaware corporation ("GULFTERRA FINANCE, and collectively with the Partnership, the "ISSUERS"), the Subsidiary Guarantors listed on the signature pages hereof, and JPMorgan Chase Bank, a New York state banking corporation, as trustee (the "TRUSTEE").

      WHEREAS, the Trustee, the Issuers and certain subsidiaries of the Partnership have heretofore executed and delivered that certain Indenture dated as of November 27, 2002 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), providing for the issuance of 10-5/8% Series A Senior Subordinated Notes due 2012 and 10-5/8% Series B Senior Subordinated Notes due 2012;

      WHEREAS, the Issuers issued originally $200,000,000 aggregate principal amount of their 10-5/8% Series A Senior Subordinated Notes due 2012 and subsequently exchanged them for an equal aggregate principal amount of their 10-5/8% Series B Senior Subordinated Notes due 2012 (collectively, the "NOTES");

      WHEREAS, subsequent to such exchange, the Issuers redeemed an aggregate principal amount of $66,000,000 of the Notes, such that there are now outstanding under the Indenture $134,000,000 aggregate principal amount of the Notes;

      WHEREAS, Section 9.02 of the Indenture provides that, with the consent of Holders representing a majority in aggregate principal amount of the Notes then outstanding, the Issuers, when authorized by a resolution of the Board of Directors of the General Partner (in the case of the Partnership) and of the Board of Directors of GulfTerra Finance, and the Subsidiary Guarantors, when authorized by a resolution of their respective Board of Directors, and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);

      WHEREAS, the Issuers desire and have requested the Trustee to join with them in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section 9.02 of the Indenture;

      WHEREAS, in connection with the acquisition by Enterprise Products Partners L.P. of the Partnership by merger, Enterprise Products Operating L.P., a Delaware limited partnership ("ENTERPRISE") and a wholly-owned subsidiary of Enterprise Products Partners L.P., has been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated August 4, 2004 and the related Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the "TENDER OFFER");

      WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the Board of Directors of the General Partner (in the case of the Partnership) and of the Boards of Directors of GulfTerra Finance and each of the Subsidiary Guarantors;

      WHEREAS, (1) the consent of the Holders of more than a majority in principal amount of the outstanding Notes has been received, as certified by an Officers' Certificate of the General Partner delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture,
(2) the Partnership has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officers' Certificate and an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (3) the Issuers and the Subsidiary Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Issuers, the Subsidiary Guarantors and the Trustee to enter into this Supplemental Indenture.

      NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                        1

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                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.1 DELETION OF DEFINITIONS AND RELATED REFERENCES. Section 1.01 of Article 1 of the Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Article II of this Supplemental Indenture.

                                   ARTICLE II

                             AMENDMENTS TO INDENTURE

      SECTION 2.1 AMENDMENTS TO ARTICLES 3, 4, 5 AND 6. The Indenture is hereby amended by deleting the following provisions of the Indenture and all references thereto in their entirety:

Section 3.09 (Offer to Purchase by Application of Net Proceeds);
Section 4.03(b) and (c) (Compliance Certificate);
Section 4.04 (Taxes);
Section 4.05 (Stay, Extension and Usury Laws);
Section 4.06 (Change of Control);
Section 4.07 (Asset Sales);
Section 4.08 (Restricted Payments);
Section 4.09 (Incurrence of Indebtedness and Issuance of Disqualified Equity);
Section 4.10 (Anti-layering);
Section 4.11 (Liens);
Section 4.12 (Dividend and Other Payment Restrictions Affecting Subsidiaries);
Section 4.13 (Transactions with Affiliates);
Section 4.14 (Additional Subsidiary Guarantees);
Section 4.15 (Designation of Restricted and Unrestricted Subsidiaries);
Section 4.16 (Business Activities);
Section 4.17 (Sale and Leaseback Transactions);
Section 4.18 (Payments for Consent);
Section 4.19 (Reports);
Section 4.20 (Suspension of Covenants);
Section 5.01(a)(iii) and clauses (A) and (B) of Section 5.01(a)(iv) (Merger, Consolidation, or Sale of Assets); and
Section 6.01(c), (d), (e) and (f) (Events of Default).

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

      SECTION 3.1 DEFINED TERMS. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

      SECTION 3.2 INDENTURE. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

      SECTION 3.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        2

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      SECTION 3.4 SUCCESSORS. All agreements of the Issuers and the Subsidiary
Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

      SECTION 3.5 DUPLICATE ORIGINALS. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy.

      SECTION 3.6 SEVERABILITY. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

      SECTION 3.7 TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

      SECTION 3.8 EFFECTIVENESS. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by Enterprise of more than a majority in principal amount of the outstanding Notes pursuant to the Tender Offer, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur. The Partnership shall notify the Trustee promptly after the occurrence of such purchase or promptly after the Partnership shall determine that such purchase will not occur.

      SECTION 3.9 ENDORSEMENT AND CHANGE OF FORM OF NOTES. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

      "Effective as of          , 2004, certain restrictive covenants of the
Issuers and certain Events of Default have been eliminated or limited, as provided in the Supplemental Indenture, dated as of August 17, 2004. Reference is hereby made to said Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein."

      SECTION 3.10 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                        3

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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year written above.

                                      GULFTERRA ENERGY PARTNERS, L.P.

                                      By: GULFTERRA ENERGY COMPANY,
                                          L.L.C., as General Partner

                                      By: William G. Manias
                                          --------------------------------------
                                          Name: William G. Manias
                                          Title: Vice President and Chief
                                          Financial Officer

                                      GULFTERRA ENERGY FINANCE CORPORATION

                                      By: William G. Manias
                                          --------------------------------------
                                      Name: William G. Manias
                                      Title: Vice President and Chief Financial
                                      Officer

                              [SIGNATURE PAGE - 1]

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                                Subsidiary Guarantors:

                                CAMERON HIGHWAY PIPELINE GP, L.L.C.*
                                CAMERON HIGHWAY PIPELINE I, L.P.*
                                CRYSTAL HOLDING, L.L.C.*
                                FIRST RESERVE GAS, L.L.C.*
                                FLEXTREND DEVELOPMENT COMPANY, L.L.C.*
                                GULFTERRA ALABAMA INTRASTATE, L.L.C.*
                                GULFTERRA FIELD SERVICES, L.L.C.*
                                GULFTERRA GC, L.P.*
                                GULFTERRA HOLDING III, L.L.C.*
                                GULFTERRA INTRASTATE, L.P.*
                                GULFTERRA NGL STORAGE, L.L.C.*
                                GULFTERRA OPERATING COMPANY, L.L.C.*
                                GULFTERRA TEXAS PIPELINE, L.P.*
                                HATTIESBURG INDUSTRIAL GAS SALES, L.L.C.*
                                HATTIESBURG GAS STORAGE COMPANY
                                      By: FIRST RESERVE GAS, L.L.C., in its
                                          capacity as 50% general partner of
                                          Hattiesburg Gas Storage Company*
                                      By: HATTIESBURG INDUSTRIAL GAS
                                          SALES, L.L.C., in its capacity as 50%
                                          general partner of Hattiesburg Gas
                                          Storage Company*
                                HIGH ISLAND OFFSHORE SYSTEM, L.L.C.
                                      By: GULFTERRA ENERGY PARTNERS,
                                          L.P., its sole member*
                                MANTA RAY GATHERING COMPANY, L.L.C.*
                                PETAL GAS STORAGE, L.L.C.*
                                POSEIDON PIPELINE COMPANY, L.L.C.*

                                *By: William G. Manias
                                     -------------------------------------------
                                Name: William G. Manias
                                Title: Vice President and Chief Financial
                                       Officer

                              [SIGNATURE PAGE - 2]

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                                JPMORGAN CHASE BANK, as Trustee

                                By: /s/ Cary Gilliam
                                    --------------------------------------------
                                    Name: Cary Gilliam
                                    Title: Vice President

                              [SIGNATURE PAGE - 3]